As filed with the Securities and Exchange Commission on June 4, 2020

Registration Statement No. 333-238244

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Calliditas Therapeutics AB

(Exact name of registrant as specified in its charter)

Sweden	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kungsbron 1, C8
SE-111 22
Stockholm, Sweden
Tel: +46 (0) 8 411 3005
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Calliditas Therapeutics Inc.
251 Little Falls Drive
Wilmington, Delaware 19808-1674
(302) 636-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristopher D. Brown James Xu Michael J. Rosenberg Goodwin Procter LLP 620 Eighth Avenue New York, NY 02109 (212) 813-8800	Dain Hard Nevonen Nils Fredrik Dehlin Advokatfirman Vinge KB Stureplan 8, Box 1703 SE-111 87 Stockholm, Sweden +46(0) 10 614 30 00	Joshua A. Kaufman Divakar Gupta Marc A. Recht Madison A. Jones Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Joakim Falkner Henric Roth Baker & McKenzie Advokatbyrå KB Vasagatan 7, Box 180 SE-101 23 Stockholm, Sweden +46 8 566 177 00

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

Calliditas Therapeutics, AB. (the “Registrant”) is filing this Amendment No. 2 to the Registration Statement on Form F-1 (Registration No. 333-238244) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 8(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibits Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1*	Articles of Association of the Registrant, as currently in effect and to remain in effect following the offering.
4.1*	Form of Deposit Agreement.
4.2*	Form of American Depositary Receipt (included in Exhibit 4.1).
5.1	Opinion of Advokatfirman Vinge, Swedish counsel to the Registrant.
10.1†*	License Agreement regarding NEFECON, dated June 10, 2019, by and between the Registrant and Everest Medicines II Limited.
10.2*	English translation of Lease Agreement, dated as of March 20, 2019, by and between Vasaterminalen AB and the Registrant
10.3#*	English Translation of Warrants 2017/2020 in Calliditas Therapeutics AB (publ)
10.4#*	English Translation of Warrants 2018/2022 in Calliditas Therapeutics AB (publ)
10.5#*	English Translation of Warrants 2019/2022 in Calliditas Therapeutics AB (publ)
10.6#*	Board Long Term Incentive Program 2019
10.7*	English Translation of Principles for the 2020 ESOP for the Registrant’s management and key personnel.
10.8#*	Employment Agreement, by and between the Registrant and Renée Aguiar-Lucander, dated May 1, 2017.
10.9#*	Employment Agreement, by and between the Registrant and Johan Häggblad, dated May 1, 2017.
10.10#*	Employment Agreement, by and between the Registrant and Fredrik Johansson, dated August 1, 2017.
10.11#*	Employment Agreement, by and between the Registrant and Frank Bringstrup, dated February 1, 2019.
10.12#*	Employment Agreement, by and between the Registrant and Andrew B. Udell, dated March 1, 2019.
10.13#*	Consulting Agreement, by and between the Registrant and Arden Regulatory, Clinical & Medical Consulting Limited, dated March 18, 2019.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of Ernst & Young AB, independent registered public accounting firm.
23.2	Consent of Advokatfirman Vinge, Swedish counsel to the registrant (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
99.1*	Consent of Director Nominee

† Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

* Previously filed.

# Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on June 4, 2020.

CALLIDITAS THERAPEUTICS AB

By:	/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander	Chief Executive Officer (Principal Executive Officer)	June 4, 2020

/s/ Fredrik Johansson Fredrik Johansson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2020

* Elmar Schnee	Chairman of the Board of Directors	June 4, 2020

* Thomas Eklund	Director	June 4, 2020

* Hilde Furberg	Director	June 4, 2020

* Lennart Hansson, Ph.D.	Director	June 4, 2020

* Bengt Julander	Director	June 4, 2020

* Diane Parks	Director	June 4, 2020

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on June 4, 2020.

By:	/s/ Renée Aguiar-Lucander	Authorized Representative in the United States
Calliditas Therapeutics Inc. By: Renée Aguiar-Lucander
Title: President

*By:	/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander Attorney-in-fact